Angel Oak Mortgage REIT, Inc. Sets Date for Second Quarter 2026 Earnings Release and Conference Call

ATLANTA – July 21, 2026 – Angel Oak Mortgage REIT, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, announced today that the Company will release its second quarter 2026 financial results before the market opens on Tuesday, August 4, 2026. A conference call will be held that day at 8:30 a.m. Eastern Time.

Webcast:
A webcast of the conference call will be available on the Investors section of the Company’s website at www.angeloakreit.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To participate in the conference call, dial one of the following numbers at least 15 minutes prior to the start time:
Domestic: 1-800-717-1738
International: 1-646-307-1865

For the conference call playback (which can be accessed through August 18, 2026), dial one of the following numbers:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Pass code: 1143169

About Angel Oak Mortgage REIT, Inc.
Angel Oak Mortgage REIT, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with market leadership in mortgage credit that includes asset management, lending, and capital markets. Additional information about the Company is available at www.angeloakreit.com.

Contacts
Investors:
investorrelations@angeloakreit.com
855-502-3920

IR Agency Contact:
Nick Teves or Joseph Caminiti, Alpha IR Group
312-445-2870
AOMR@alpha-ir.com

Company Contact:
KC Kelleher, Head of Corporate Finance & Investor Relations
404-528-2684
kc.kelleher@angeloakcapital.com